Exhibit 99.1

Datalink’s O’Grady to Lead Sales and Services

Move Strengthens and Streamlines Execution of Company’s

Data Center Solutions Strategy; Datalink Reaffirms Second-Quarter Guidance

CHANHASSEN, Minn., July 08 -- Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure, solutions and services, today announced that Shawn O’Grady, 47, will lead its nationwide sales and services organization. O’Grady will continue to serve as executive vice president of strategy and field operations, while also overseeing the company’s sales and professional services operations in 32 locations across the United States.

“Shawn is a proven executive. He has a strong track record of creating successful solutions teams, developing both products and services for the enterprise markets, and understanding the complete solutions approach.  Leading our sales and services efforts is a natural extension of his abilities,” said Paul Lidsky, president and CEO of Datalink.  “As we continue to leverage the benefits from the integration of Datalink and Incentra, we feel combining sales and services with strategy and field operations, under a proven leader, will strengthen the execution of our data center solutions strategy.

“Since 2009, Datalink has significantly enhanced its ability to provide customers with solutions that span the data center. We now deliver products and services that solve the complexities of a data center, which in the long run delivers increased productivity and efficiency for our customers’ IT operations. With more than 20 years of experience, Shawn is an integral part of ensuring that Datalink’s operations are continuously improving and that we’re expanding relationships with current and prospective clients.”

O’Grady joined Datalink after four years as president and chief operating officer of Incentra, where he was responsible for the day-to-day management of the business, including sales, service delivery, and field and headquarters operations.  During his tenure, through both organic and acquired growth, sales grew from $13 million in 2004 to $212 million in 2008, which was Incentra’s last full year of operations.  Previously, he spent eight years with Siemens AG, where he served as senior vice president of Siemens Business Services where he earned a reputation for success in strategy, sales and service delivery, as well as in organizational and process improvement. He holds a bachelor’s degree in electrical engineering from the University of California at Irvine.

Said O’Grady, “Datalink has an accomplished sales and services team. I’m excited to find ways to further maximize our efforts in the field, strengthen efficiencies and ultimately improve the customer experience. I’m grateful for the trust and confidence management and the board have placed in me.”

Robert Beyer, who previously served as Datalink’s executive vice president of sales and services, has left the company to pursue outside interests. Datalink will incur a charge of $400,000, or $0.02 per diluted share, in the 2010 third quarter related to his departure.

Company Reaffirms Second-Quarter Outlook

Datalink today reaffirmed its outlook for the second quarter ended June 30, 2010. For the quarter, the company expects to be towards the upper end of its previously reported $68 million to $72 million revenue range. Datalink also indicated that it anticipates earnings per diluted share to be in the middle of its previously issued range of a $0.02 net loss to net earnings of $0.02 on a GAAP basis, and net earnings of $0.04 to $0.08 per diluted share on a non-GAAP basis. This compares to revenues of $43.7 million with GAAP earnings of $0.02 per diluted share and non-GAAP earnings of $0.05 per diluted share in the second quarter of 2009. The company’s backlog at the end of the second quarter is approximately $44.4 million compared to $43.4 million at the end of the first quarter of 2010.  The company will report full second quarter results on July 21, 2010.

Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to the acquisition, stock-based compensation expense, amortization intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $.06 per diluted share for the second quarter of 2010.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit http://www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of anticipated 2009 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure that our recent acquisition of Cross Telecom assets will increase our revenues or profits. We also cannot assure that in conjunction with our recent acquisition of certain assets and assumption of certain liabilities of Incentra, LLC’s reseller business we will retain Incentra’s employee base, customer and advanced technology certifications, or generate anticipated revenues or profits from the acquire business.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company Contacts:

Media & Alliances:	Investors & Analysts:
Suzanne Gallagher	Greg Barnum
SVP of Marketing	Vice President and CFO

Phone: 720-566-5110		Phone: 952-944-3462
Email : sgallagher@datalink.com	Email:	gbarnum@datalink.com